Exhibit 99.2

 Supplemental Information3Q 2015 Investor Tele-conferenceNovember 12, 2015  1

 SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Matters discussed in this presentation that relate to events or developments which are expected to occur in the future, including any discussion, expressed or implied, of anticipated growth, new store openings, operating results or earnings, constitute forward-looking statements under the federal securities laws and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to:the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets, including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission. Additional information is available on the Cosi, Inc. website at www.getcosi.com.Copies of this deck will be available on the Così® Website at: www.ir.getcosi.com  2

 Welcome and State of the BusinessEconomics of our portfolioImproving cash flowsDomestic & international franchise growth plan3rd Quarter Financial Results OverviewClosing comments and Q&A  Introductory Comments  3

 Economics of our Portfolio: Segmentation  Current 2015 Financial Performance by Quartile   4

 Improving Cash Flows: Economic Model Optimization  Restated 2015 Financial Performance Excluding Current 4th Quartile   5

 Improving Cash Flows: Managing Overhead Costs  General & Administrative Projected Cash Uses   6

 Improving Cash Flows: Driving Traffic  Brand positioning & guest experience  Intense focus on elevating guest experience and building relationships with guestsOwning brand story and point of differentiationCreating appealing and relevant in-store creativeCommunicating message through all key touchpoints that resonate with guestsReintroducing Cosi to NYC guestsMotivating trial by treating guests to signature Cosi® sandwichesStaying committed to giving back to community through donations to food bankLeveraging non-traditional media to drive trial and repeat visitsStrategic targetingRelevant brand messaging and compelling creative  #feedthecity  Media  7

 Domestic & International Franchise Growth  Future Outlook  Conversations with 1-4 potential new franchise partners are making progressDomestic potential of 500+ units in the next 5-7 yearsInternational potential of 100 units in Central & South America in the next 5-7 yearsDomestic8-10 new units by current partners1 unit from new development agreement in Florida across 3 countiesInternational1 unit in Panama from a new development agreement  Projected Openings: 2016  8  Actual Openings: 2015Domestic3 new units: Boston (formerly Hearthstone), Virginia (Sodexo), DC (Compass)International2 new units in Costa Rica (Fast Casual)

 3Q 2015 Financial Results  Financial Summary ($’s in thousands)*   9  * Results may be slightly affected by rounding differences

 3Q 2015 Financial Results  Reconciliation of Non-GAAP Measures to Net Income ($’s in thousands)*   10  * Results may be slightly affected by rounding differences

 Closing Comments and Q&A  11